UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2009

Date of Report (Date of earliest event reported)

CHEM RX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51518	20-2938469
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Park Place

Long Beach, New York 11561

(Address of principal executive office, including zip code)

(516) 889-8770

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 12, 2009, the board of directors of the registrant approved an extension of the exercise period for warrants to purchase 19,550,000 shares of the registrant’s common stock, par value $0.0001 per share, at an exercise price of $5.00 per share. As a result of such action, the expiration date of the period for exercise of the warrants has been extended from October 20, 2009 to December 31, 2010. The extension applies to all of the outstanding warrants originally issued in the registrant’s initial public offering as well as to the warrants (which are exercisable for 850,000 shares) underlying the unit purchase option granted to the representative of the underwriters in the initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEM RX CORPORATION

Dated: January 20, 2009	By:	/s/ Steven Silva
	Name:	Steven Silva
	Title:	President and Chief Operating Officer